UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

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SERVISFIRST BANCSHARES, INC.

(Exact name of registrant as specified in its Charter)

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Delaware (State or Other Jurisdiction of incorporation)	26-0734029 (IRS Employer Identification No.)

2500 Woodcrest Place, Birmingham, Alabama (Address of Principal Executive Offices)	35209 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
To be so Registered	Each Class is to be Registered
Common Stock, par value $0.001	New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): Not Applicable

Securities registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by ServisFirst Bancshares, Inc., a Delaware corporation (the “Company”), in connection with the transfer of the listing of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from The Nasdaq Global Select Market to the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock as set forth in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-36452), is hereby incorporated by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SERVISFIRST BANCSHARES, INC.

Date: June 15, 2021	By:	/s/ Thomas A. Broughton, III
Thomas A. Broughton III
President and Chief Executive Officer